UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2008 (November 5, 2008)

HCA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	75-2497104

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

One Park Plaza, Nashville, Tennessee	37203

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

     On November 6, 2008, HCA Inc. (the “Company”) issued a press release announcing, among other matters, its results of operations for the third quarter ended September 30, 2008, the text of which is set forth as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure

     On November 6, 2008, the Company issued a press release announcing, among other matters, its results of operations for the third quarter ended September 30, 2008, the text of which is set forth as Exhibit 99.1.

Item 8.01. Other Events

“PIK” Interest Election

     The Company may, at its option, elect for any interest payment period prior to November 15, 2011, to use the payment-in-kind (“PIK”) feature of its outstanding $1.5 billion 9 5/8%/10 3/8% Senior Secured Toggle Notes due 2016 (the “Toggle Notes”) in lieu of making cash interest payments. While the Company has sufficient liquidity to meet its anticipated needs without use of this PIK feature, the Company is electing to pay PIK Interest for the interest period ending on May 15, 2009 as a prudent method to enhance liquidity in light of the dislocation in the current financial markets and the uncertainty as to when reasonable conditions will return. The Company will evaluate this option prior to the beginning of each eligible interest period, taking into account market conditions and other relevant factors at that time.

     In connection with this election, on November 5, 2008, the Company delivered notice to The Bank of New York Mellon (formerly The Bank of New York), in its capacity as trustee under the Indenture governing the Toggle Notes, that, with respect to the interest that will be due on such notes on the May 15, 2009 interest payment date, the Company will make such interest payment by paying in kind at the PIK interest rate of 10 3/8% instead of paying interest in cash.

Item 9.01. Financial Statements and Exhibits

(d)

Exhibit
Number	Exhibit Title
99.1	Press Release dated November 6, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC.
By:	/s/ R. Milton Johnson
R. Milton Johnson
Executive Vice President and Chief Financial Officer

Date: November 6, 2008

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
99.1	Press Release dated November 6, 2008